Exhibit 99.1

News Release

For Immediate Release

Contact:	Kyle McClure Director, Treasury and Investor Relations 713-209-8631 Kyle.McClure@CooperIndustries.com

Cooper Industries Reports Record Third Quarter Results

—    Third Quarter EPS a Record $1.16, Up 18%

—    Total Revenue up 7.8%, Core Revenue up 6.7%

Dublin, Ireland, October 19, 2012 – Cooper Industries plc (NYSE: CBE) today reported record third quarter earnings per share of $1.16, an increase of 18% compared to earnings per share of $.98 for the same period last year. Total operating profit margin was 17.0% for the third quarter of 2012, an increase from 14.8% in the same period last year.

Third quarter 2012 revenues increased $107.8 million, or 7.8%, to $1.50 billion compared to revenues of $1.39 billion in the third quarter of the prior year. Core revenue growth was 6.7%, with acquisitions adding 2.6% and currency translation reducing reported revenues by 1.5% when compared to the prior year. Order rates slowed during the quarter resulting in a third quarter book-to-bill ratio of 98%; however, the order backlog was still up 16% versus December 31, 2011. North America and developing markets continue to perform well, as businesses selling into key growth markets such as industrial and oil & gas experienced solid demand. Commercial and residential construction demand showed positive trends with orders increasing throughout the quarter, but overall demand still remains muted.

For the first nine months of 2012 Cooper reported free cash flow of $432.7 million, an increase of 20.9% compared to the same period last year. The $432.7 million of free cash flow for the first nine months includes an increase of $28.6 million in capital expenditures compared to the same period last year. The company’s debt, net of cash as of September 30 was $460.6 million, which resulted in a 10.0% net debt-to-capitalization ratio. The effective tax rate was 21.6% for the third quarter versus 15.2% for the same period last year. The increase in the effective tax rate is primarily due to increased income in higher tax jurisdictions.

Market Commentary

Geographic End Markets

Core growth for the United States and Canada was 4%, reflecting continued favorable growth trends in the industrial end market but offset somewhat by a softening of demand in the utility end market. The North American lighting business showed double-digit core growth driven by continued adoption of LED technology and demand for energy efficient products. LED-based products represented greater than 20% of third quarter net sales for the Cooper Lighting division.

Western Europe remained stable and experienced slightly negative core growth. The Company’s exposure to large industrial and energy projects in the region continued to serve as a source of growth which offset the persistent weakness in commercial end markets.

Core growth for developing markets was 19%. Latin America, Australia and the Middle East experienced strong double-digit core growth due to continued demand related to large global energy projects; while China experienced core growth of over 20%, reflecting a reacceleration of growth in electronics and utility products.

Industry End Markets

The momentum from the first half of 2012 continued with very solid project activity in the energy markets and demand in the industrial distribution/MRO markets. Increased growth is being driven by large projects, recent acquisitions, new products and our expanded global footprint.

Utility end markets experienced mixed results. Strong growth in Asia and other developing economies was driven by large projects and increased quote activity, as well as demand for Switchgear and LIPE products. This growth was offset by North America which experienced slower growth as utility customers postponed larger projects and sales relating to the Energy Automation Solutions (EAS) business continued to be sluggish.

Commercial construction activity was bolstered by an increase in new projects and continued retrofit/remodeling activity. Sales of energy efficient LED-based products grew rapidly across all channels and geographies.

Segment Results

Energy & Safety Solutions

Segment revenues for the third quarter of 2012 increased 6.9% to a record $804.0 million, compared with $752.2 million in the third quarter 2011. Core revenues were 6.9% higher than the comparable prior year period, with acquisitions adding 2.3% and currency translation reducing reported revenues by 2.3%. Core revenue growth was driven by strong demand for our highly specified products used in energy markets and global infrastructure.

Segment operating earnings, also a record for the third quarter, were $152.6 million, an increase of 21.5% from the $125.6 million in the prior year’s third quarter. Segment operating margin increased 230 basis points to 19.0% for the third quarter 2012, compared to 16.7% for the third quarter of 2011.

Excluding the impact of acquisitions, segment operating earnings were $150.8 million, an increase of 20.0% and segment operating margin increased 240 basis points to 19.1%.

Electrical Products Group

Segment revenues for the third quarter of 2012 increased 8.8% to $693.5 million, compared with $637.5 million in the third quarter 2011. Core revenues were 6.5% higher than prior year, with acquisitions adding 3.0% and currency translation decreasing reported results by 0.7%. Core revenue growth was driven by industrial and commercial products relating to energy projects and continued robust demand for energy efficient products. Residential demand showed solid strength with order rates up double-digits.

Segment operating earnings were $103.3 million, an increase of 17.0% from the $88.3 million reported in the prior year’s third quarter. Segment operating margin increased 100 basis points to 14.9% for the third quarter of 2012, compared to a third quarter 2011 of 13.9%. Excluding the impact from acquisitions, segment operating margin increased 150 basis points to 15.4%.

Tools Joint Venture

Equity income from the Apex Tool Group joint venture was $18.5 million for the third quarter of 2012, compared to equity income of $16.0 million in the third quarter of 2011. The earnings improvement was a result of solid top line results and the continued benefits resulting from productivity programs.

On October 10, 2012, Cooper and Danaher Corporation (NYSE:DHR) announced they have signed a definitive agreement to sell Apex Tool Group to Bain Capital for approximately $1.6 billion subject to post-closing adjustments. Currently, Cooper and Danaher each maintain a 50% ownership interest in Apex.

The closing of the definitive agreement is subject to customary conditions, including regulatory approvals. The parties currently expect that the transaction will close in the first half of 2013.

Outlook

Because of the previously announced transaction with Eaton Corporation (NYSE: ETN), the Company has suspended providing earnings guidance updates.

About Cooper

Cooper is a diversified global manufacturer of electrical components and tools, with 2011 revenues of $5.4 billion. Founded in 1833, Cooper’s sustained success is attributable to a constant focus on innovation and evolving business practices, while maintaining the highest ethical standards and meeting customer needs. Cooper has seven operating divisions with leading positions and world-class products and brands including Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long term growth trends including the global infrastructure build out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2011, 62 percent of total sales were to customers in the industrial and utility end-markets and 40 percent of total sales were to customers outside the United States. Cooper has manufacturing facilities in 23 countries as of 2011.

Statement Required By The Takeover Rules

The directors of Cooper accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Cooper (who have taken all reasonable care to ensure that such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended September 30,
	2012	2011
	(in millions where applicable)
Revenues	$1,497.5	$1,389.7

Cost of sales	981.9	931.2
Selling and administrative expenses	279.2	269.2
Equity in income of Apex Tool Group, LLC	18.5	16.0

Operating earnings	254.9	205.3

Interest expense, net	14.6	16.4

Income before income taxes	240.3	188.9
Income taxes	51.9	28.7

Net income	$188.4	$160.2

Net Income Per Common share:
Basic	$1.17	$.99
Diluted	$1.16	$.98

Shares Utilized in Computation of Income Per Common Share:
Basic	161.1 million	162.3 million
Diluted	162.9 million	164.0 million

PERCENTAGE OF REVENUES

	Quarter Ended September 30,
	2012	2011
Revenues	100.0%	100.0%
Cost of sales	65.6%	67.0%
Selling and administrative expenses	18.6%	19.4%
Operating earnings	17.0%	14.8%
Income before income taxes	16.0%	13.6%
Net income	12.6%	11.5%

CONSOLIDATED RESULTS OF OPERATIONS (Continued)

Additional Information for the Three Months Ended September 30

Segment Information

	Quarter Ended September 30,
	2012	2011
	(in millions)
Revenues:
Energy & Safety Solutions	$804.0	$752.2
Electrical Products Group	693.5	637.5

Total	$1,497.5	$1,389.7

Segment Operating Earnings:
Energy & Safety Solutions	$152.6	$125.6
Electrical Products Group	103.3	88.3

Total Segment Operating Earnings	255.9	213.9

General Corporate Expense	19.5	24.6
Equity in income of Apex Tool Group, LLC	18.5	16.0
Interest expense, net	14.6	16.4

Income before income taxes	$240.3	$188.9

	Quarter Ended September 30,
	2012	2011
Return on Sales:
Energy & Safety Solutions	19.0%	16.7%
Electrical Products Group	14.9%	13.9%
Total Electrical Segments	17.1%	15.4%

CONSOLIDATED RESULTS OF OPERATIONS

	Nine Months Ended September 30,
	2012	2011
	(in millions where applicable)
Revenues	$4,370.8	$4,036.3

Cost of sales	2,853.5	2,682.0
Selling and administrative expenses	857.0	779.8
Equity in income of Apex Tool Group, LLC	50.9	44.9

Operating earnings	711.2	619.4

Interest expense, net	44.0	49.8

Income from continuing operations before income taxes	667.2	569.6
Income taxes	129.1	92.2

Income from continuing operations	538.1	477.4
Income related to discontinued operations, net of income taxes	—	190.3

Net income	$538.1	$667.7

Net Income Per Common share:
Basic:
Continuing operations	$3.36	$2.91
Discontinued operations	—	1.16

Net Income	$3.36	$4.07

Diluted:
Continuing operations	$3.33	$2.87
Discontinued operations	—	1.14

Net Income	$3.33	$4.01

Shares Utilized in Computation of Income Per Common Share:
Basic	159.9 million	164.3 million
Diluted	161.8 million	166.5 million

PERCENTAGE OF REVENUES

	Nine Months Ended September 30,
	2012	2011
Revenues	100.0%	100.0%
Cost of sales	65.3%	66.4%
Selling and administrative expenses	19.6%	19.3%
Operating earnings	16.3%	15.3%
Income from continuing operations before income taxes	15.3%	14.1%
Income from continuing operations	12.3%	11.8%

CONSOLIDATED RESULTS OF OPERATIONS (Continued)

Additional Information for the Nine Months Ended September 30

Segment Information

	Nine Months Ended September 30,
	2012	2011
	(in millions)
Revenues:
Energy & Safety Solutions	$2,349.3	$2,184.1
Electrical Products Group	2,021.5	1,852.2

Total	$4,370.8	$4,036.3

Segment Operating Earnings:
Energy & Safety Solutions	$439.6	$375.4
Electrical Products Group	295.6	270.0

Total Segment Operating Earnings	735.2	645.4

General Corporate Expense	74.9	70.9
Equity in income of Apex Tool Group, LLC	50.9	44.9
Interest expense, net	44.0	49.8

Income before income taxes	$667.2	$569.6

	Nine Months Ended September 30,
	2012	2011
Return on Sales:
Energy & Safety Solutions	18.7%	17.2%
Electrical Products Group	14.6%	14.6%
Total Electrical Segments	16.8%	16.0%

CONSOLIDATED BALANCE SHEETS

(PRELIMINARY)

	September 30,	December 31,
	2012	2011
	(in millions)
ASSETS
Cash and cash equivalents	$965.8	$676.6
Receivables, less allowances	1,008.9	878.8
Inventories	542.8	466.3
Current discontinued operations receivable	2.1	3.8
Other current assets	221.1	265.9

Total current assets	2,740.7	2,291.4

Property, plant and equipment, less accumulated depreciation	664.4	625.4
Investment in Apex Tool Group, LLC	560.6	521.9
Goodwill	2,624.0	2,513.5
Other intangible assets, less accumulated amortization	431.8	380.4
Long-term discontinued operations receivable	3.0	5.1
Other noncurrent assets	111.2	109.9

Total assets	$7,135.7	$6,447.6

LIABILITIES AND SHAREHOLDERS’ EQUITY

Short-term debt	$4.4	$6.4
Accounts payable	561.7	502.6
Accrued liabilities	651.6	615.3
Current discontinued operations liability	17.0	9.3
Current maturities of long-term debt	325.3	325.0

Total current liabilities	1,560.0	1,458.6

Long-term debt	1,096.7	1,096.2
Long-term discontinued operations liability	23.5	40.5
Other long-term liabilities	318.6	316.3

Total liabilities	2,998.8	2,911.6

Common stock, $.01 par value	1.8	1.7
Capital in excess of par value	128.2	—
Retained earnings	4,855.0	4,421.8
Treasury stock	(671.6)	(671.6)
Accumulated other comprehensive loss	(176.5)	(215.9)

Total shareholders’ equity	4,136.9	3,536.0

Total liabilities and shareholders’ equity	$7,135.7	$6,447.6

CONSOLIDATED STATEMENTS OF CASH FLOWS

(PRELIMINARY)

	Nine Months Ended September 30,
	2012	2011
	(in millions)
Cash flows from operating activities:
Net income	$538.1	$667.7
Less: Income related to discontinued operations	—	190.3

Income from continuing operations	538.1	477.4
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	104.2	96.7
Deferred income taxes	(31.1)	53.1
Excess tax benefits from stock options and awards	(24.6)	(13.3)
Distribution of earnings from Apex Tool Group, LLC	19.4	20.9
Equity in income of Apex Tool Group, LLC	(50.9)	(44.9)
Changes in assets and liabilities(1)
Receivables	(113.6)	(115.5)
Inventories	(62.7)	(37.3)
Accounts payable and accrued liabilities	63.6	(5.5)
Discontinued operations assets and liabilities, net	(5.5)	(246.6)
Other assets and liabilities, net	108.3	(8.0)

Net cash provided by operating activities	545.2	177.0

Cash flows from investing activities:
Capital expenditures	(113.4)	(84.8)
Cash paid for acquired businesses	(136.9)	(250.1)
Proceeds from sales of property, plant and equipment and other	0.9	15.8

Net cash used in investing activities	(249.4)	(319.1)

Cash flows from financing activities:
Repayments of long-term debt	(0.4)	(3.0)
Short-term debt, net	(2.0)	(1.6)
Debt issuance costs	—	(1.0)
Dividends	(144.6)	(141.4)
Purchases of treasury shares	—	(383.0)
Purchases of common shares for cancellation	(7.4)	—
Excess tax benefits from stock options and awards	24.6	13.3
Proceeds from exercise of stock options and other	120.2	54.8

Net cash used in financing activities	(9.6)	(461.9)

Effect of exchange rate changes on cash and cash equivalents	3.0	(0.7)

Increase (decrease) in cash and cash equivalents	289.2	(604.7)
Cash and cash equivalents, beginning of period	676.6	1,035.3

Cash and cash equivalents, end of period	$965.8	$430.6

(1)	Net of the effects of translation and acquisitions

RECONCILIATION OF NON-GAAP MEASURES

Ratios of Debt-To-Total Capitalization

And Net Debt-To-Total Capitalization Reconciliation

(Preliminary)

	September 30,	December 31,
	2012	2011
	(in millions where applicable)
Short-term debt	$4.4	$6.4
Current maturities of long-term debt	325.3	325.0
Long-term debt	1,096.7	1,096.2

Total debt	1,426.4	1,427.6
Total shareholders’ equity	4,136.9	3,536.0

Total capitalization	$5,563.3	$4,963.6

Total debt-to-total-capitalization ratio	25.6%	28.8%

Total debt	$1,426.4	$1,427.6
Less: Cash and cash equivalents	965.8	676.6

Net debt	$460.6	$751.0

Total capitalization	$5,563.3	$4,963.6
Less: Cash and cash equivalents	965.8	676.6

Total capitalization net of cash	$4,597.5	$4,287.0

Net debt-to-total-capitalization ratio	10.0%	17.5%

Note: Management believes that net debt to capital is a useful measure regarding Cooper Industries’ financial leverage for evaluating the Company’s ability to meet its funding needs.

Free Cash Flow Reconciliation

	Nine Months Ended September 30,
	2012	2011
	(in millions)
Net cash provided by operating activities	$545.2	$177.0
Less capital expenditures	(113.4)	(84.8)
Add proceeds from sales of property, plant and equipment and other	0.9	15.8
Add asbestos trust settlement funding	—	250.0

Free cash flow	$432.7	$358.0

Note: Management believes that free cash flow provides useful information regarding Cooper Industries’ ability to generate cash without reliance on external financings. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and strengthening the balance sheet.

RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Operating Income Adjustments

	Energy & Safety Solutions		Electrical Products
(in millions where applicable)	Three Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
Revenues:
As Reported	$804.0	$752.2	$693.5	$637.5
Impact of acquisitions	17.4	—	19.3	—

Adjusted Revenues	$786.6	$752.2	$674.2	$637.5
Operating Earnings:
As Reported	$152.6	$125.6	$103.3	$88.3
Impact of acquisitions – loss/(profit)	1.8	—	(0.8)	—

Adjusted Operating Earnings	$150.8	$125.6	$104.1	$88.3
Operating Earnings as % of Revenue:
As Reported	19.0%	16.7%	14.9%	13.9%
As Adjusted	19.1%	16.7%	15.4%	13.9%

	Total Segments
(in millions where applicable)	Three Months Ended September 30,
	2012	2011
Revenues:
As Reported	$1,497.5	$1,389.7
Impact of acquisitions	36.7	—

Adjusted Revenues	$1,460.8	$1,389.7
Segment Operating Earnings:
As Reported	$255.9	$213.9
Impact of acquisitions – loss/(profit)	1.0	—

Adjusted Segment Operating Earnings	$254.9	$213.9
Segment Operating Earnings as % of Revenue:
As Reported	17.1%	15.4%
As Adjusted	17.4%	15.4%

SEGMENT OPERATING MARGIN WALK

	ESS Segment	EPG Segment	Total Segments
Q3 2011 Segment Operating Margin	16.7%	13.9%	15.4%

Volume/Mix	-0.9%	0.4%	-0.3%
Acquisitions	-0.1%	-0.5%	-0.3%
Price/Economics/Productivity	3.3%	1.1%	2.3%

Q3 2012 Segment Operating Margin	19.0%	14.9%	17.1%

Leverage - As Reported	52%	27%	39%
Leverage - Excluding Acquisitions	73%	43%	58%